LAMPERT & LAMPERT
                                ATTORNEYS AT LAW
                               10 EAST 40TH Street
                               NEW YORK, NEW YORK
                            TELEPHONE (212) 889-7300
                            TELECOPIER (212) 889-5732


MITCHELL LAMPERT*                                               IRWIN S. LAMPERT
DARREN LAMPERT                                                  OF COUNSEL
      --
MICHAEL H. FERENCE*
      --
*NEW YORK AND NEW JERSEY


                              CONSENT OF ATTORNEYS

         The undersigned, LAMPERT & LAMPERT, hereby consent of our name and the use of our Opinion dated October 20, 1997 for Imaging Dynamics, Inc. (The "Company") as filed with this Amendment No. 1 to the Form SB-2 Registration Statement being filed by the Company.

Dated:   October 21, 1997


                                                              LAMPERT & LAMPERT